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                                                                 EXHIBIT-(n) 1.1

                               MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3
                                    UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                                 APRIL 22, 1996
                   AS REVISED NOVEMBER 4, 1996, JUNE 3, 1998,
              NOVEMBER 9, 1998, AUGUST 9, 1999, NOVEMBER 22, 1999,
              AUGUST 7, 2000, OCTOBER 27, 2000, FEBRUARY 25, 2002,
   OCTOBER 8, 2002, NOVEMBER 25, 2002, AUGUST 24, 2004 AND FEBRUARY 23, 2005.

I.    INTRODUCTION

      In accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), this Plan describes the multi-class structure that will apply to certain portfolios of shares (each, a "Fund" and collectively, the "Funds") of beneficial interest, $.01 par value per share ("Shares") of Frank Russell Investment Company ("FRIC"), including the separate class arrangements for the service and distribution of Shares, the method for allocating the expenses, income, gain and loss of each Fund among its classes, and any related exchange privileges and conversion features that apply to the different classes.

II.   THE MULTI-CLASS STRUCTURE

      Each of the following Funds is authorized to issue the following classes of Shares, identified as Class C, Class E, and Class S, respectively:
Diversified Equity Fund, Special Growth Fund, Quantitative Equity Fund, Diversified Bond Fund, Multistrategy Bond Fund, Tax Exempt Bond Fund, International Securities Fund, and Emerging Markets Fund, (each, a "Russell Fund").

      Each of the following Funds is authorized to issue the following classes of Shares, identified as Class C, Class D, Class E and Class S, respectively:
Equity Aggressive Strategy Fund, Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund and Conservative Strategy Fund (each, a "LifePoints Fund").

      Each of the following Funds is authorized to issue the following classes of Shares, identified as Class E, Class I, Class Y, and Premier Class, respectively: Equity I Fund, Equity II Fund, Equity Q Fund, International Fund, Fixed Income I Fund and Fixed Income III Fund (each, an "Institutional Fund").

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      Each of the following Funds is authorized to issue the following classes of Shares, identified as Class C, Class E, and Class S, respectively:
Tax-Managed Global Equity Fund, Tax-Managed Aggressive Strategy Fund, Tax-Managed Moderate Strategy Fund, Tax-Managed Conservative Strategy Fund, Tax-Managed Large Cap Fund, and Tax-Managed Small Cap Fund (each, a "Tax-Managed Fund").

      Each of the following Funds is authorized to issue the Class S Shares:
Money Market Fund, Tax Free Money Market Fund, and US Government Money Market Fund.

      Each of the following Funds is authorized to issue the following classes of Shares, identified as Class C, Class E, Class S, Class I, and Class Y, respectively: Tax-Managed Overseas Equity Fund, Select Value Fund, Select Growth Fund, Real Estate Securities Fund and Short Term Bond Fund (the "Hybrid Funds").

      The Money Market Fund and the Tax Free Money Market Fund (together, the "Money Funds") and each Russell Fund, LifePoints Fund, Tax-Managed Fund, Hybrid Fund (collectively, the "Class A Funds" or "Class B Funds") shall also be authorized to issue Class A Shares and Class B Shares.

      The Russell Multi-Manager Principal Protected Fund (the "Principal Protected Fund") is authorized to issue the following classes of Shares, identified as Class A, Class B and Class C, respectively.

      The 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund (each, a "LifePoints Strategy Fund") is authorized to issue Class A, Class C, Class D, Class E and Class S Shares.

      Shares of each class of a Fund represent an equal pro rata interest in the underlying assets of that Fund, and generally have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (1) each class of Shares offered in connection with a Rule 12b-1 plan or shareholder services plan would bear certain fees under its respective plan and would have exclusive voting rights on matters pertaining to that plan and any related agreements; (2) each class of Shares may contain a different conversion feature; (3) each class of Shares may bear differing amounts of certain Class Expenses (as defined below);
(4) different policies may be established with respect to the payment of distributions on the classes of Shares of a Fund to equalize the net asset values of the classes or, in the absence of such policies, the net asset value per share of the different classes may differ at certain times; (5) each class of Shares of a Fund might have different exchange privileges from another class; and (6) each class of Shares of a Fund would have a different class designation from another class of that Fund. Each class of Shares shall also have the distinct features described in Section III, below.

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III.  CLASS ARRANGEMENTS

      A.    RULE 12b-1 AND SHAREHOLDER SERVICES PLANS

      FRIC  has

      (i) adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act with respect to

            (a)   Class A and Class B Shares of each Money Fund,

            (b) Class A, Class B Shares and C Shares of each Russell Fund, of each Tax-Managed Fund and of each Hybrid Fund and

            (c) Class A, Class B Shares, Class C Shares and Class D Shares of each LifePoints Fund and

            (d) Class A, Class C, Class D, Class E and Class S Shares of each LifePoints Strategy Fund and

      (ii) adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act with respect to Class B and Class C Shares of the Principal Protected Fund (together, the "Distribution Plans").

Each of the Distribution Plans contains the following terms:

      FRIC may compensate its principal underwriter (the "Distributor") or any investment advisers, financial planners, banks, broker-dealers or other financial institutions that have entered into Sales Support Agreements for any activities or expenses primarily intended to result in the sale of Class A, Class B Shares, Class C Shares or Class D Shares as the case may be, of the applicable Funds, as provided in the Distribution Plans and any Supplements thereto, subject to an annual limit of 0.75% of the average daily net assets of a Fund attributable to its Class A, Class B Shares, Class C Shares and Class D Shares as the case may be.

      FRIC  has

      (i) adopted a Shareholder Services Plan with respect to the Class B Shares, Class C Shares, Class D Shares, and Class E Shares of each applicable Fund other than the Principal Protected Fund and

      (ii) adopted a Shareholder Services Plan with respect to the Class A Shares, Class B Shares and Class C Shares of the Principal Protected Fund (together, the Shareholder Services Plans").

Each of the Shareholder Services Plans contain the following terms:

      FRIC may compensate the Distributor or any broker-dealers, banks, investment advisers, financial planners and other financial institutions that are dealers of record or holders of record or that have a servicing relationship with the beneficial owners or shareholders of certain Class A, Class B, Class C, Class D, or Class E Shares for any activities or expenses primarily intended to assist, support or service their clients who beneficially own or are shareholders of certain Class A, Class B, Class C, Class D, or Class E Shares, as set forth in the shareholder

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      services agreement, subject to an annual limit of 0.25% of the average daily net assets of a Fund attributable to its Class A Shares, Class B Shares , Class C Shares, Class D Shares, or Class E Shares, as the case may be.

B.    INITIAL SALES CHARGE

      1.    For Class A Shares Other Than Those of the Principal Protected Fund

      Class A Shares are offered at an offering price that is equal to their NAV plus a sales charge of up to 5.75% of the public offering price (which maximum may be less for certain Funds, as described in each Fund's respective prospectuses or statements of additional information as from time to time in effect). The sales charges on Class A Shares are subject to reduction or waiver as permitted by Rule 22d-1 under the 1940 Act and as described in the Funds' respective prospectuses or statements of additional information as from time to time in effect. No other Class of Shares carries an initial sales charge.

      2.    For Class A Shares of the Principal Protected Fund

      Class A Shares are offered at an offering price that is equal to their NAV plus a sales charge of up to 5.00% of the public offering price. The sales charges on Class A Shares are subject to reduction or waiver as permitted by Rule 22d-1 under the 1940 Act and as described in the Fund's prospectus or statement of additional information as from time to time in effect. No other Class of Shares carries an initial sales charge.

      C.    CONTINGENT DEFERRED SALES CHARGE

      1.    For Class A and B Shares Other Than Those of the Principal Protected
            Fund

      Purchases of Class A Shares of $1 million or more for which the initial sales charge has been waived and that are redeemed within one year of purchase are subject to a contingent deferred sales charge ("CDSC") of up to 1.00% of the lesser or the purchase price or the NAV of the Shares redeemed. Shares are not otherwise subject to a CDSC. The CDSC on Class A Shares is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' respective prospectuses or statements of additional information as from time to time in effect.

      Purchases of Class B Shares that are redeemed within six years of purchase are subject to a CDSC that declines ratably throughout that period. The CDSC is imposed as follows:

 Years of Redemption                             CDSC as a
 Following Purchase                 % of the lesser of Purchase or NAV
--------------------                -----------------------------------
        1                                          5
        2                                          4

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
        3                                          4
        4                                          3
        5                                          2
        6                                          1

      2.    For Class A and B Shares of the Principal Protected Fund

      Purchases of Class A Shares of $1 million or more for which the initial sales charge has been waived and that are redeemed within one year of purchase are subject to a contingent deferred sales charge ("CDSC") of up to 1.00% of the lesser or the purchase price or the NAV of the Shares redeemed. Class A Shares are not otherwise subject to a CDSC. The CDSC on Class A Shares is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' respective prospectuses or statements of additional information as from time to time in effect.

      Purchases of Class B Shares that are redeemed within five years of purchase are subject to a CDSC that declines ratably throughout that period. The CDSC is imposed as follows:

Years of Redemption                                   CDSC as a
Following Purchase                         % of the lesser of Purchase or NAV
-------------------                        ----------------------------------
         1                                               5
         2                                               4
         3                                               4
         4                                               3
         5                                               3
       6 - 8                                             0

      D.    ALLOCATION OF EXPENSES AND INCOME

            1.    "TRUST" AND "FUND" EXPENSES

         The net investment income, realized and unrealized capital gains and losses and expenses (other than "Class Expenses," as defined below) of each Fund that is not a money market fund under Rule 2a-7 under the 1940 Act shall be allocated to each Class on the basis of its net asset value relative to the net asset value of the Fund. The net investment income, realized and unrealized capital gains and losses and expenses (other than "Class Expenses," as defined below) of each Fund that is a money market fund under Rule 2a-7 under the 1940 Act shall be allocated to each Share, regardless of class, on the basis of its net asset value relative to the net asset value of the Fund. Expenses so allocated include expenses of FRIC that are not attributable to a particular Fund or class of a Fund ("Trust Expenses") and expenses of a Fund not attributable to a particular class of a Fund ("Fund Expenses"). Trust expenses include, but are not limited to, Trustees' fees and expenses; insurance costs; certain legal fees; expenses related to shareholder reports; and printing expenses (other than those set forth in Section D.2 below). Fund

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Expenses include, but are not limited to, certain registration fees (i.e., state registration fees imposed on a Fund-wide basis and SEC registration fees); custodial fees; audit fees; transfer agent fees (other than those set forth in Section D.2 below); advisory fees; administrative fees (other than those set forth in Section D.2 below); fees related to the preparation of separate documents of a particular Fund, such as a separate prospectus; and other expenses relating to the management of the Fund's assets.

            2.    "CLASS" EXPENSES

      Class expenses include the following types of expenses, which are attributable to a particular class ("Class Expenses"): (a) payments pursuant to the Distribution Plans or the Shareholder Services Plans for that class; (b) transfer agent fees attributable to a specific class; (c) printing and postage expenses related to preparing and distributing shareholder reports, prospectuses and proxy materials to members of a specific class; (d) registration fees (other than those set forth in Section D.1 above); (e) the expense of Fund administrative personnel and services as required to support the shareholders of a specific class; (f) litigation or other legal expenses relating solely to a specific class of Shares; (g) audit or accounting expenses relating solely to a specific class; (h) Trustees' fees incurred solely as a result of issues relating to a specific class of Shares; and (i) the expense of holding meetings solely for shareholders of a specific class. Expenses described in subpart (a) of this paragraph must be allocated to the class for which they are incurred. All other expenses described in this paragraph may (but need not) be allocated as Class Expenses, but only if FRIC's Board of Trustees determines, or FRIC's President and Secretary/Treasurer have determined, subject to ratification by the Board of Trustees, that the allocation of such expenses by class is consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended.

      In the event that a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes reasonably allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board of Trustees.

            3.    WAIVERS OR REIMBURSEMENTS OF EXPENSES

      Expenses may be waived or reimbursed by any adviser to FRIC, by FRIC's underwriter or any other provider of services to FRIC without the prior approval of FRIC's Board of Trustees.

      E.    EXCHANGE PRIVILEGES

      Shareholders of a Fund may, to the extent provided from time to time in FRIC's registration statement under the Securities Act of 1933, as amended, (the "1933 Act") exchange Shares of a particular class for Shares of the same class in another Fund and exchange Shares of a particular class for Shares of a different class in the same Fund, each at the relative net asset values of the respective Shares to be exchanged and with no

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sales charge; provided, that a shareholder that exchanges Shares of any Class of
Shares other than Class A Shares for Class A Shares in the same Fund must pay the front-end sales charge on those Class A Shares as described in the applicable prospectus or statement of additional information; provided further, that the Shares to be acquired in the exchange are, as may be necessary, registered under the 1933 Act, qualified for sale in the shareholder's state of residence and subject to the applicable requirements, if any, as to minimum amount. The holding period for determining any CDSC applicable to Class A Shares and Class B Shares will include the holding period of the Shares exchanged, and will be calculated using the schedule of any Fund into or from which Shares have been exchanged that would result in the highest CDSC applicable to such Class A Shares or Class B Shares, as the case may be.

      Notwithstanding the foregoing, Class B shareholders that pay the contingent deferred sales charge for Class B Shares, as described in the applicable prospectus or statement of additional information, may exchange those Class B Shares for Class A Shares in the same Fund at the relative net asset values of the Class A Shares without imposition of the Class A front-end sales charge. Alternatively, at the option of the Funds, shareholders that exchange Class B Shares for Class A Shares may do so without imposition of the Class B Shares' contingent deferred sales charge if the shareholder pays the front-end sales charge on the Class A Shares, as described in the applicable prospectus or statement of additional information

      F.    CONVERSION FEATURE

      To the extent provided from time to time in FRIC's registration statement under the Securities Act of 1933, as amended, (the "1933 Act"), shares of a class of a Fund may contain a conversion feature whereby they could automatically convert into Shares of a different class after a prescribed period following the purchase of the convertible Shares. Shares acquired through the reinvestment of dividends and other distributions paid with respect to convertible Shares also shall have a conversion feature. All conversions shall be on the basis of the relative net asset values of the two classes of Shares, without the imposition of any sales or other charge. Any asset-based sales or other charge applicable to the class of Shares into which the original Shares were converted shall thereafter apply to the converted Shares.

IV.   BOARD REVIEW

      A.    INITIAL APPROVAL

      The Board of Trustees of FRIC, including a majority of the Trustees who are not interested persons of FRIC, as defined under the 1940 Act (the "Independent Trustees"), at a meeting held on April 22, 1996, initially approved this Plan based on a determination that the Plan, including the expense allocation, is in the best interests of each class of Shares of each Fund individually and FRIC as a whole, and approved revisions of this Plan on November 4, 1996, on April 28, 1997, on June 3, 1998, on November 9, 1998, on August 9, 1999, on November 22, 1999, on August 7, 2000, on October 27, 2000, on February 25, 2002, on October 8, 2002 on November 25, 2002, August 24, 2004 and on February 23, 2005, in each case based on a similar determination.

      B.    APPROVAL OF AMENDMENTS

      Before any material amendments to this Plan, FRIC's Board of Trustees, including a majority of the Independent Trustees, must find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interests of each class of Shares of each Fund individually and FRIC as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of FRIC shall request and evaluate such information, as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address the issue of whether any waivers or reimbursements of advisory or administrative fees could be considered subsidization of one class by another, and other potential conflict of interest between classes.

      C.    PERIODIC REVIEW

      The Board of Trustees of FRIC shall review the Plan as frequently as it deems necessary, consistent with applicable legal requirements.

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V.    EFFECTIVE DATE

      The Plan first became effective as of April 22, 1996 and

      (a) was revised as of November 4, 1996 to add the LifePoints Funds, and to add Class D Shares and Class E Shares with respect to each of those Funds and

      (b) was revised as of June 3, 1998 (i) to redesignate existing Class C shares of the Russell Funds as Class E Shares; (ii) to add new and different Class C Shares with respect to the Russell Funds and the LifePoints Funds, (iii) to redesignate the existing shares of the Institutional Funds as Class I Shares; and (iv) to add Class Y, Premier Advisor Class, and Premier Institutional Class Shares with respect to the Institutional Funds and

      (c) was revised as of November 9, 1998 (i) to authorize Class C Shares of the Short Term Bond Fund (formerly known as Fixed Income II
            Fund), (ii) to redesignate the Premier Advisor Class Shares of the Institutional Funds as "Premier Class" and (iii) to redesignate the Premier Institutional Class Shares of the Institutional Funds as "Class E Shares" and

      (d) was revised as of August 9, 1999 to add the Class C and Class S Shares of the Tax-Managed Funds and

      (e) was revised as of November 22, 1999 to add the Class A Shares of the Real Estate Securities Fund, Short Term Bond Fund, Russell Funds, LifePoints Funds and Tax-Managed Funds, and

      (f) was revised as of August 7, 2000 (i) to add the Class B Shares of the Class B Funds, (ii) to add the Class A Shares, Class B Shares, Class C Shares, Class E Shares and Class S Shares of the Tax-Managed Overseas Equity Fund, Select Growth Fund, and Select Value Fund,
            (iii) add Class E Shares of Tax-Managed Funds; (iv) to redesignate the existing Class S Shares of the Money Funds as Class I Shares and create new Class A, Class B and Class S Shares of the Money Funds; and (v) to permit holders of Class B Shares who have paid the applicable contingent deferred sales charge to exchange those Shares for A Shares of the same Fund without imposition of the Class A front-end Sales Charge and

      (g) was revised as of October 27, 2000 (i) to revoke the prior redesignation of the Class S Shares of the Money Funds as Class I Shares, (ii) to revoke the creation of new Class S Shares of the Money Funds, and (iii) to add the Class I Shares and Class Y Shares of the Tax-Managed Overseas Equity Fund, Select Growth Fund, and Select Value Fund and to define those funds as "Hybrid Funds" and

      (h) was revised as of February 25, 2002 to add the Class I Shares and Class Y Shares of the Real Estate Securities Fund and the Short Term Bond Fund and to redefine those funds as "Hybrid Funds" and

      (i) was revised as of October 8, 2002 to add the Russell Multi-Manager Principal Protected Fund, and to add Class A Shares, Class B Shares and Class C Shares with respect to that Fund and

      (j) was revised as of November 25, 2002 to provide that Class A Shares of all funds, other than the Russell Multi-Manager Principal Protected Fund, are no

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            longer subject to a shareholder servicing fee but will be subject to a Rule 12b-1 distribution fee and

      (k) was revised as of August 24, 2004 to add the LifePoints Target Date Funds, and to add Class D Shares, Class E Shares and Class S Shares with respect to each of those Funds.

      (l) was revised as of February 23, 2005 to add the Class A and Class C Shares of the LifePoints Target Date Funds.